UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2010

FIDELITY NATIONAL INFORMATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 001-16427

Georgia	37-1490331
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

601 Riverside Avenue, Jacksonville, Florida	32204
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (904) 854-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Lee A. Kennedy and the Company have mutually agreed that Mr. Kennedy will no longer serve as an executive officer and director of the Company and its subsidiaries and to terminate the Amended and Restated Employment Agreement entered into as of September 30, 2009 by and between Mr. Kennedy and the Company (the “Employment Agreement”) effective as of February 28, 2010. The Company has agreed to pay to Mr. Kennedy $2,481,667 and vest 509,166 Company stock options held by Mr. Kennedy as payment in full of all amounts due and owing to him under the Employment Agreement and in connection with his change in status. Mr. Kennedy will remain a non-executive employee of the Company and be available for consulting. If the Company terminates Mr. Kennedy’s employment, each of his then unexercised vested options shall remain exercisable until its applicable expiration date.
     Mr. Kennedy did not resign or refuse to stand for re-election to the board of directors of the Company because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
Date: March 2, 2009		Title:	Executive Vice President and Chief Legal Officer